For further information:         TRADED: NYSE (IEX)                              EX-99.1
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

TUESDAY, JANUARY 29, 2019

IDEX REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2018 RESULTS;
Q4 SALES UP 5 PERCENT OVERALL AND ORGANICALLY;
Q4 REPORTED EPS WAS $1.27 WITH ADJUSTED EPS OF $1.31

LAKE FOREST, IL, JANUARY 29 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three- and twelve- month periods ended December 31, 2018.

Full Year 2018 Highlights

•	Orders were up 7 percent overall and 6 percent organically

•	Sales were up 9 percent overall and 8 percent organically

•	Reported operating margin was 22.9 percent with adjusted operating margin of 23.4 percent, up 150 bps

•	Reported EPS was $5.29 with adjusted EPS of $5.41, up 26 percent

•	Repurchased 1.3 million shares of common stock for $174 million

•	Acquired Finger Lakes Instrumentation and the intellectual property assets of Phantom Controls

Full Year 2018

Orders of $2.5 billion were up 7 percent compared with the prior year (+6 percent organic and +1 percent foreign currency translation).

Sales of $2.5 billion were up 9 percent compared with the prior year (+8 percent organic and +1 percent foreign currency translation).

Gross margin of 45.0 percent was up 10 basis points compared with the prior year primarily due to productivity initiatives and volume leverage, partially offset by higher engineering costs.

Operating income of $569.1 million resulted in an operating margin of 22.9 percent. Excluding $12.1 million of restructuring expenses, adjusted operating income was $581.2 million with an adjusted operating margin of 23.4 percent, up 150 basis points from the prior year mainly due to volume leverage. Adjusted operating income drove adjusted EBITDA of $662.7 million which was 27 percent of sales and covered interest expense by 15 times.

Provision for income taxes of $118.4 million resulted in an effective tax rate (ETR) of 22.4 percent and included the tax impact from restructuring expenses. Excluding the tax impact from restructuring expenses, provision for income taxes was $121.4 million which resulted in an adjusted ETR of 22.4 percent.

Net income was $410.6 million which resulted in EPS of $5.29. Excluding restructuring expenses, adjusted EPS of $5.41 increased $1.10, or 26 percent, from prior year adjusted EPS.

Cash from operations of $479.3 million was up 11 percent from the prior year and led to free cash flow of $423.3 million, which was up 9 percent from the prior year and 101 percent of adjusted net income primarily due to working capital and capital expenditure investments to support long-term growth.

Fourth Quarter 2018

Orders of $610.3 million were up 1 percent compared with the prior year period (+2 percent organic and -1 percent foreign currency translation).

Sales of $614.1 million were up 5 percent compared with the prior year period (+5 percent organic, +1 percent acquisition/divestitures and -1 percent foreign currency translation).

Gross margin of 44.6 percent was up 10 basis points compared with the prior year period primarily due to productivity initiatives and volume leverage, partially offset by higher engineering costs.

Operating income of $139.4 million resulted in an operating margin of 22.7 percent. Excluding $3.8 million of restructuring expenses, adjusted operating income was $143.2 million with an adjusted operating margin of 23.3 percent, up 120 basis points from the prior year period mainly due to volume leverage. Adjusted operating income drove adjusted EBITDA of $162.0 million which was 26 percent of sales and covered interest expense by almost 15 times.

Provision for income taxes of $30.7 million resulted in an ETR of 23.8 percent and included the tax impact from restructuring expenses. Excluding the tax impact from restructuring expenses, provision for income taxes was $31.7 million which resulted in an adjusted ETR of 23.9 percent.

Net income was $98.1 million which resulted in EPS of $1.27. Excluding restructuring expenses, adjusted EPS of $1.31 increased 19 cents, or 17 percent, from the prior year period adjusted EPS.

Cash from operations of $153.6 million was up 13 percent from the prior year period and led to free cash flow of $137.4 million, which was up 14 percent from the prior year period and 136 percent of adjusted net income.

The Company repurchased 917 thousand shares of common stock for $122 million in the fourth quarter of 2018.

“Strong demand in the industrial market coupled with solid execution drove a second consecutive record year for IDEX. We delivered annual all-time highs in orders, sales, operating income, operating margin, EPS and free cash flow. Annual organic order and sales growth were 6 and 8 percent, respectively. The 8 percent annual organic sales growth was our highest annual rate in 7 years. I'm very impressed with these growth rates, and I am especially encouraged with the diversity of the growth across all segments. FMT's annual organic revenue growth was 9 percent, FSDP delivered 7 percent and HST achieved 6 percent. Adjusted operating margin increased 150 basis points with robust expansion across each of the segments and we achieved record adjusted EPS of $5.41, up 26 percent from the prior year. Overall, I am extremely pleased with our team’s performance in 2018.

We continue to invest in our best organic growth opportunities as evidenced by the record capital expenditures of $56 million in 2018. M&A remains a key priority, we continue to work our solid funnel, and we will remain committed to our disciplined approach to capital deployment. In 2018, we deployed $174 million on stock repurchases, with $122 million occurring in the fourth quarter. We also returned $127 million to our shareholders via dividends in 2018, achieving our goal of distributing over 30 percent of earnings back to our shareholders.

Looking forward to 2019, although trade tensions persist and the geopolitical environment remains uncertain, we are confident in our outlook given our market leading positions in our diversified portfolio and our track record of strong execution in volatile times. Consistent with our long-term strategic objective to grow faster than underlying market growth, we are projecting 4 to 5 percent organic revenue growth in 2019. Full year 2019 EPS is expected to be in the range of $5.60 to $5.80 with first quarter EPS in the range of $1.35 to $1.38, which include approximately 15 cents and 6 cents of foreign currency headwind, respectively."

Andrew K. Silvernail
Chairman and Chief Executive Officer

Fourth Quarter 2018 Segment Highlights

Fluid & Metering Technologies

•	Sales of $237.2 million reflected a 7 percent increase compared to the fourth quarter of 2017 (+8 percent organic and -1 percent foreign currency translation).

•
Operating income of $67.9 million resulted in an operating margin of 28.6 percent. Excluding $1.1 million of restructuring expenses, adjusted operating income was $69.0 million with an adjusted operating margin of 29.1 percent, a 70 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives.

•
EBITDA of $73.1 million resulted in an EBITDA margin of 30.8 percent. Excluding $1.1 million of restructuring expenses, adjusted EBITDA of $74.2 million resulted in an adjusted EBITDA margin of 31.3 percent, a 50 basis point increase compared to the prior year period.

Health & Science Technologies

•	Sales of $225.5 million reflected an 8 percent increase compared to the fourth quarter of 2017 (+7 percent organic, +2 percent acquisition and -1 percent foreign currency translation).

•
Operating income of $52.2 million resulted in an operating margin of 23.1 percent. Excluding $0.6 million of restructuring expenses, adjusted operating income was $52.8 million with an adjusted operating margin of 23.4 percent, a 110 basis point increase compared to the prior year period primarily due to higher volume and productivity initiatives, partially offset by higher engineering costs.

•
EBITDA of $62.2 million resulted in an EBITDA margin of 27.6 percent. Excluding $0.6 million of restructuring expenses, adjusted EBITDA of $62.8 million resulted in an adjusted EBITDA margin of 27.8 percent, a 10 basis point decrease compared to the prior year period.

Fire & Safety/Diversified Products

•	Sales of $151.7 million reflected a 2 percent decrease compared to the fourth quarter of 2017 (-1 percent organic and -1 percent foreign currency translation).

•
Operating income of $38.4 million resulted in an operating margin of 25.3 percent. Excluding $1.8 million of restructuring expenses, adjusted operating income was $40.2 million with an adjusted operating margin of 26.5 percent, flat compared to the prior year period primarily due to productivity initiatives offset by lower volume.

•
EBITDA of $42.1 million resulted in an EBITDA margin of 27.8 percent. Excluding $1.8 million of restructuring expenses, adjusted EBITDA of $43.9 million resulted in an adjusted EBITDA margin of 28.9 percent, a 30 basis point increase compared to the prior year period.

For the fourth quarter of 2018, Fluid & Metering Technologies contributed 39 percent of sales, 43 percent of operating income and 41 percent of EBITDA; Health & Science Technologies accounted for 37 percent of sales, 33 percent of operating income and 35 percent of EBITDA; and Fire & Safety/Diversified Products represented 24 percent of sales, 24 percent of operating income and 24 percent of EBITDA.

Corporate Costs
Corporate costs decreased to $18.7 million in the fourth quarter of 2018 from $21.2 million in the fourth quarter of 2017 as a result of lower outside consulting costs.

Corporate costs increased to $78.7 million in 2018 compared to $74.2 million in 2017 as a result of a stamp duty tax in Switzerland associated with the restructuring of intercompany loans and higher stock compensation.

Restructuring Actions
The Company recorded $3.8 million and $12.1 million of restructuring expenses in the fourth quarter and full year 2018, respectively, as part of initiatives that support the implementation of key strategic efforts designed to facilitate long-term, sustainable growth through cost reduction actions, primarily consisting of employee reductions and facility rationalization. A portion of the restructuring expenses also relates to expenses associated with the consolidation of three facilities into our Optics Center of Excellence in Rochester, New York. The consolidation of these facilities is expected to be completed by early 2019.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted operating income is calculated as operating income plus restructuring expenses plus or minus the net loss or gain on sale of businesses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus restructuring expenses plus or minus the net loss or gain on sale of businesses, net of the statutory tax expense or benefit.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus restructuring expenses plus or minus the net loss or gain on sale of businesses.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	For the Quarter Ended December 31, 2018				For the Year Ended December 31, 2018
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	7%	8%	(2)%	5%	8%	9%	8%	9%
- Net impact from acquisitions/divestitures	—%	2%	—%	1%	(2)%	2%	—%	—%
- Impact from FX	(1)%	(1)%	(1)%	(1)%	1%	1%	1%	1%
Change in organic net sales	8%	7%	(1)%	5%	9%	6%	7%	8%

Table 2: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	For the Quarter Ended December 31,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$67,911	$52,160	$38,439	$(19,069)	$139,441	$61,200	$44,962	$41,006	$(11,920)	$135,248
+ Restructuring expenses	1,145	606	1,757	324	3,832	1,808	1,668	182	—	3,658
+ Gain on sale of business	—	—	—	—	—	—	—	—	(9,273)	(9,273)
Adjusted operating income (loss)	$69,056	$52,766	$40,196	$(18,745)	$143,273	$63,008	$46,630	$41,188	$(21,193)	$129,633

Net sales (eliminations)	$237,206	$225,515	$151,723	$(350)	$614,094	$222,052	$208,916	$155,504	$(568)	$585,904

Reported operating margin	28.6%	23.1%	25.3%	n/m	22.7%	27.6%	21.5%	26.4%	n/m	23.1%
Adjusted operating margin	29.1%	23.4%	26.5%	n/m	23.3%	28.4%	22.3%	26.5%	n/m	22.1%

	For the Year Ended December 31,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$275,060	$205,679	$168,601	$(80,252)	$569,088	$241,030	$179,567	$147,028	$(65,069)	$502,556
+ Restructuring expenses	2,458	5,904	2,184	1,537	12,083	3,374	4,696	255	130	8,455
+ Gain on sale of business	—	—	—	—	—	—	—	—	(9,273)	(9,273)
Adjusted operating income (loss)	$277,518	$211,583	$170,785	$(78,715)	$581,171	$244,404	$184,263	$147,283	$(74,212)	$501,738

Net sales (eliminations)	$951,552	$896,419	$637,028	$(1,333)	$2,483,666	$880,957	$820,131	$587,533	$(1,309)	$2,287,312

Reported operating margin	28.9%	22.9%	26.5%	n/m	22.9%	27.4%	21.9%	25.0%	n/m	22.0%
Adjusted operating margin	29.2%	23.6%	26.8%	n/m	23.4%	27.7%	22.5%	25.1%	n/m	21.9%

Table 3: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Reported net income	$98,137	$93,746	$410,573	$337,257
+ Restructuring expenses	3,832	3,658	12,083	8,455
+ Tax impact on restructuring expenses	(1,029)	(1,243)	(3,032)	(2,772)
+ Gain on sale of business	—	(9,273)	—	(9,273)
+ Tax impact on gain on sale of business	—	—	—	—
Adjusted net income	$100,940	$86,888	$419,624	$333,667

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Reported EPS	$1.27	$1.21	$5.29	$4.36
+ Restructuring expenses	0.05	0.05	0.16	0.11
+ Tax impact on restructuring expenses	(0.01)	(0.02)	(0.04)	(0.04)
+ Gain on sale of business	—	(0.12)	—	(0.12)
+ Tax impact on gain on sale of business	—	—	—	—
Adjusted EPS	$1.31	$1.12	$5.41	$4.31

Diluted weighted average shares	77,100	77,597	77,563	77,333

Table 4: Reconciliations of EBITDA to Net Income (dollars in thousands)

	For the Quarter Ended December 31,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$67,911	$52,160	$38,439	$(19,069)	$139,441	$61,200	$44,962	$41,006	$(11,920)	$135,248
- Other (income) expense - net	295	(912)	(120)	317	(420)	300	(892)	296	973	677
+ Depreciation and amortization	5,469	9,079	3,581	185	18,314	5,764	10,840	3,603	203	20,410
EBITDA	73,085	62,151	42,140	(19,201)	158,175	66,664	56,694	44,313	(12,690)	154,981
- Interest expense					11,036					10,969
- Provision for income taxes					30,688					29,856
- Depreciation and amortization					18,314					20,410
Reported net income					$98,137					$93,746

Net sales (eliminations)	$237,206	$225,515	$151,723	$(350)	$614,094	$222,052	$208,916	$155,504	$(568)	$585,904

Reported operating margin	28.6%	23.1%	25.3%	n/m	22.7%	27.6%	21.5%	26.4%	n/m	23.1%
EBITDA margin	30.8%	27.6%	27.8%	n/m	25.8%	30.0%	27.1%	28.5%	n/m	26.5%

	For the Year Ended December 31,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$275,060	$205,679	$168,601	$(80,252)	$569,088	$241,030	$179,567	$147,028	$(65,069)	$502,556
- Other (income) expense - net	1,351	(1,192)	(3,444)	(700)	(3,985)	1,007	(795)	1,959	223	2,394
+ Depreciation and amortization	22,370	39,939	14,493	742	77,544	23,587	45,287	14,541	801	84,216
EBITDA	296,079	246,810	186,538	(78,810)	650,617	263,610	225,649	159,610	(64,491)	584,378
- Interest expense					44,134					44,889
- Provision for income taxes					118,366					118,016
- Depreciation and amortization					77,544					84,216
Reported net income					$410,573					$337,257

Net sales (eliminations)	$951,552	$896,419	$637,028	$(1,333)	$2,483,666	$880,957	$820,131	$587,533	$(1,309)	$2,287,312

Reported operating margin	28.9%	22.9%	26.5%	n/m	22.9%	27.4%	21.9%	25.0%	n/m	22.0%
EBITDA margin	31.1%	27.5%	29.3%	n/m	26.2%	29.9%	27.5%	27.2%	n/m	25.5%

Table 5: Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	For the Quarter Ended December 31,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$73,085	$62,151	$42,140	$(19,201)	$158,175	$66,664	$56,694	$44,313	$(12,690)	$154,981
+ Restructuring expenses	1,145	606	1,757	324	3,832	1,808	1,668	182	—	3,658
+ Gain on sale of business	—	—	—	—	—	—	—	—	(9,273)	(9,273)
Adjusted EBITDA	$74,230	$62,757	$43,897	$(18,877)	$162,007	$68,472	$58,362	$44,495	$(21,963)	$149,366

Adjusted EBITDA margin	31.3%	27.8%	28.9%	n/m	26.4%	30.8%	27.9%	28.6%	n/m	25.5%

	For the Year Ended December 31,
	2018					2017
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$296,079	$246,810	$186,538	$(78,810)	$650,617	$263,610	$225,649	$159,610	$(64,491)	$584,378
+ Restructuring expenses	2,458	5,904	2,184	1,537	12,083	3,374	4,696	255	130	8,455
+ Gain on sale of business	—	—	—	—	—	—	—	—	(9,273)	(9,273)
Adjusted EBITDA	$298,537	$252,714	$188,722	$(77,273)	$662,700	$266,984	$230,345	$159,865	$(73,634)	$583,560

Adjusted EBITDA margin	31.4%	28.2%	29.6%	n/m	26.7%	30.3%	28.1%	27.2%	n/m	25.5%

Table 6: Reconciliations of Free Cash Flow (in thousands)

	For the Quarter Ended			For the Year Ended December 31,
	December 31,		September 30,
	2018	2017	2018	2018	2017
Cash flow from operating activities	$153,592	$136,173	$133,327	$479,345	$432,753
- Capital expenditures	16,233	15,804	18,888	56,089	43,858
Free cash flow	$137,359	$120,369	$114,439	$423,256	$388,895

Conference Call to be Broadcast over the Internet
IDEX will broadcast its fourth quarter earnings conference call over the Internet on Wednesday, January 30, 2019 at 9:30 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13684161.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results, particularly in light of the low levels of order backlogs it typically maintains; the Company's ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX is a global fluidics leader serving high growth specialized markets. We are best known for our expertise in highly engineered fluidics systems and components, as well as for our expertise in fire and safety products including the Jaws of Life® family of rescue and recovery tools. Our products touch lives every day. Whether it’s a life-saving rescue operation, dispensing fresh juice to a first grader or fueling aircraft, IDEX is a leader in creating enabling technology used in many of the most common everyday activities. For more information, please visit www.idexcorp.com. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except for per share amounts)
(unaudited)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net sales	$614,094	$585,904	$2,483,666	$2,287,312
Cost of sales	340,451	325,022	1,365,771	1,260,634
Gross profit	273,643	260,882	1,117,895	1,026,678
Selling, general and administrative expenses	130,370	131,249	536,724	524,940
Gain on sale of business	—	(9,273)	—	(9,273)
Restructuring expenses	3,832	3,658	12,083	8,455
Operating income	139,441	135,248	569,088	502,556
Other (income) expense - net	(420)	677	(3,985)	2,394
Interest expense	11,036	10,969	44,134	44,889
Income before income taxes	128,825	123,602	528,939	455,273
Provision for income taxes	30,688	29,856	118,366	118,016
Net income	$98,137	$93,746	$410,573	$337,257

Earnings per Common Share:
Basic earnings per common share	$1.29	$1.23	$5.36	$4.41
Diluted earnings per common share	$1.27	$1.21	$5.29	$4.36

Share Data:
Basic weighted average common shares outstanding	76,128	76,283	76,412	76,232
Diluted weighted average common shares outstanding	77,100	77,597	77,563	77,333

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$466,407	$375,950
Receivables - net	314,753	294,166
Inventories	279,995	259,724
Other current assets	31,377	74,203
Total current assets	1,092,532	1,004,043
Property, plant and equipment - net	281,220	258,350
Goodwill and intangible assets	2,081,282	2,118,904
Other noncurrent assets	15,765	18,331
Total assets	$3,470,799	$3,399,628

Liabilities and shareholders' equity
Current liabilities
Trade accounts payable	$143,196	$147,067
Accrued expenses	187,536	184,705
Short-term borrowings	483	258
Dividends payable	33,446	28,945
Total current liabilities	364,661	360,975
Long-term borrowings	848,335	858,788
Other noncurrent liabilities	264,627	293,323
Total liabilities	1,477,623	1,513,086
Shareholders' equity	1,993,176	1,886,542
Total liabilities and shareholders' equity	$3,470,799	$3,399,628

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net income	$410,573	$337,257
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of fixed assets - net	946	315
Gain on sale of business	—	(9,273)
Depreciation and amortization	39,049	38,314
Amortization of intangible assets	38,495	45,902
Amortization of debt issuance expenses	1,332	1,320
Share-based compensation expense	24,754	24,405
Deferred income taxes	(4,346)	(33,742)
Non-cash interest expense associated with forward starting swaps	6,475	6,655
Changes in (net of the effect from acquisitions and divestitures):
Receivables	(26,063)	(15,803)
Inventories	(23,031)	760
Other current assets	27,806	(20,031)
Trade accounts payable	(1,220)	12,556
Accrued expenses	4,148	19,710
Other - net	(19,573)	24,408
Net cash flows provided by operating activities	479,345	432,753
Cash flows from investing activities
Purchases of property, plant and equipment	(56,089)	(43,858)
Purchase of intellectual property	(4,000)	—
Acquisition of businesses, net of cash acquired	(20,205)	(38,161)
Proceeds from sale of business	—	21,795
Proceeds from fixed asset disposals	363	6,011
Other - net	(1,500)	(533)
Net cash flows used in investing activities	(81,431)	(54,746)
Cash flows from financing activities
Borrowings under revolving credit facilities	—	33,000
Payments under revolving credit facilities	(11,284)	(200,618)
Dividends paid	(127,478)	(111,172)
Proceeds from stock option exercises	27,639	22,935
Purchases of common stock	(173,926)	(29,074)
Shares surrendered for tax withholding	(11,555)	(6,228)
Settlement of foreign exchange contracts	6,593	13,736
Net cash flows used in financing activities	(290,011)	(277,421)
Effect of exchange rate changes on cash and cash equivalents	(17,446)	39,400
Net increase in cash	90,457	139,986
Cash and cash equivalents at beginning of year	375,950	235,964
Cash and cash equivalents at end of period	$466,407	$375,950

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	For the Quarter Ended December 31, (a)		For the Year Ended December 31, (a)
	2018	2017	2018	2017
Fluid & Metering Technologies
Net sales	$237,206	$222,052	$951,552	$880,957
Operating income (b)	67,911	61,200	275,060	241,030
Operating margin	28.6%	27.6%	28.9%	27.4%
EBITDA	$73,085	$66,664	$296,079	$263,610
EBITDA margin	30.8%	30.0%	31.1%	29.9%
Depreciation and amortization	$5,469	$5,764	$22,370	$23,587
Capital expenditures	4,399	6,059	19,541	18,218

Health & Science Technologies
Net sales	$225,515	$208,916	$896,419	$820,131
Operating income (b)	52,160	44,962	205,679	179,567
Operating margin	23.1%	21.5%	22.9%	21.9%
EBITDA	$62,151	$56,694	$246,810	$225,649
EBITDA margin	27.6%	27.1%	27.5%	27.5%
Depreciation and amortization	$9,079	$10,840	$39,939	$45,287
Capital expenditures	8,743	4,851	26,039	16,340

Fire & Safety/Diversified Products
Net sales	$151,723	$155,504	$637,028	$587,533
Operating income (b)	38,439	41,006	168,601	147,028
Operating margin	25.3%	26.4%	26.5%	25.0%
EBITDA	$42,140	$44,313	$186,538	$159,610
EBITDA margin	27.8%	28.5%	29.3%	27.2%
Depreciation and amortization	$3,581	$3,603	$14,493	$14,541
Capital expenditures	3,086	2,185	10,318	6,363

Corporate Office and Eliminations
Intersegment sales eliminations	$(350)	$(568)	$(1,333)	$(1,309)
Operating income (b)	(19,069)	(11,920)	(80,252)	(65,069)
EBITDA	(19,201)	(12,690)	(78,810)	(64,491)
Depreciation and amortization	185	203	742	801
Capital expenditures	5	2,709	191	2,937

Company
Net sales	$614,094	$585,904	$2,483,666	$2,287,312
Operating income	139,441	135,248	569,088	502,556
Operating margin	22.7%	23.1%	22.9%	22.0%
EBITDA	$158,175	$154,981	$650,617	$584,378
EBITDA margin	25.8%	26.5%	26.2%	25.5%
Depreciation and amortization (c)	$18,314	$20,410	$77,544	$84,216
Capital expenditures	16,233	15,804	56,089	43,858

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		For the Quarter Ended December 31, (a)		For the Year Ended December 31, (a)
		2018	2017	2018	2017
	Fluid & Metering Technologies
	Net sales	$237,206	$222,052	$951,552	$880,957
	Adjusted operating income (b)	69,056	63,008	277,518	244,404
	Adjusted operating margin	29.1%	28.4%	29.2%	27.7%
	Adjusted EBITDA	$74,230	$68,472	$298,537	$266,984
	Adjusted EBITDA margin	31.3%	30.8%	31.4%	30.3%
	Depreciation and amortization	$5,469	$5,764	$22,370	$23,587
	Capital expenditures	4,399	6,059	19,541	18,218

	Health & Science Technologies
	Net sales	$225,515	$208,916	$896,419	$820,131
	Adjusted operating income (b)	52,766	46,630	211,583	184,263
	Adjusted operating margin	23.4%	22.3%	23.6%	22.5%
	Adjusted EBITDA	$62,757	$58,362	$252,714	$230,345
	Adjusted EBITDA margin	27.8%	27.9%	28.2%	28.1%
	Depreciation and amortization	$9,079	$10,840	$39,939	$45,287
	Capital expenditures	8,743	4,851	26,039	16,340

	Fire & Safety/Diversified Products
	Net sales	$151,723	$155,504	$637,028	$587,533
	Adjusted operating income (b)	40,196	41,188	170,785	147,283
	Adjusted operating margin	26.5%	26.5%	26.8%	25.1%
	Adjusted EBITDA	$43,897	$44,495	$188,722	$159,865
	Adjusted EBITDA margin	28.9%	28.6%	29.6%	27.2%
	Depreciation and amortization	$3,581	$3,603	$14,493	$14,541
	Capital expenditures	3,086	2,185	10,318	6,363

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(350)	$(568)	$(1,333)	$(1,309)
	Adjusted operating income (b)	(18,745)	(21,193)	(78,715)	(74,212)
	Adjusted EBITDA	(18,877)	(21,963)	(77,273)	(73,634)
	Depreciation and amortization	185	203	742	801
	Capital expenditures	5	2,709	191	2,937

	Company
	Net sales	$614,094	$585,904	$2,483,666	$2,287,312
	Adjusted operating income	143,273	129,633	581,171	501,738
	Adjusted operating margin	23.3%	22.1%	23.4%	21.9%
	Adjusted EBITDA	$162,007	$149,366	$662,700	$583,560
	Adjusted EBITDA margin	26.4%	25.5%	26.7%	25.5%
	Depreciation and amortization (c)	$18,314	$20,410	$77,544	$84,216
	Capital expenditures	16,233	15,804	56,089	43,858

(a)
Three and twelve months data include the results of Finger Lakes Instrumentation (July 2018) and thinXXS (December 2017) in the Health & Science Technologies segment from the date of acquisition and the results of Faure Herman (October 2017) in the Fluid & Metering Technologies segment through the date of disposition.

(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)	Depreciation and amortization excludes amortization of debt issuance costs.